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                                                                    EXHIBIT 16.1

                                PATKAR & PENDSE
                             CHARTERED ACCOUNTANTS
         9 & 204, Chartered House, 297/298, Dr. Cawasji Hormasji Street
           Next to Queens Road Church, Marine Lines, Mumbai - 400 002
             Telephone: 206 0309 - 206 2272. Fax: (91-22) 206 0868


                                                                19th May, 2000

Securities and Exchange Commission,
450, Fifth Street, N.W.,
Washington, DC 20549

Ladies and Gentlemen:

I have read the section captioned "Change of Accounts" included in the Registration Statement on Form F-1 or Rediff.com Limited (the "Registrant") pursuant to which American Depository Shares representing Equity Shares of the Registrant will be registered under the Securities Act, 1933, as amended. I am in agreement with the statement contained in the first sentence of the first paragraph and in the second paragraph therein. I have no basis to agree or disagree with other statement of the Registrant contained therein.

Very truly yours,
FOR PATKAR & PENDSE
CHARTERED ACCOUNTANTS

/s/ B.M. PENDSE

B.M. PENDSE
PARTNER